UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2014 (April 11, 2014)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225
(Address of principal executive offices) (Zip Code)

(804) 554-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 11, 2014, we received notice from Lawrence Weinstein effective May 18, 2014, he will resign as president and chief operating officer.  Mr. Weinstein does not have any disagreement with our company relating to our operations, policies and practices, or otherwise. Further, on April 17, 2014 we received notice from Mr. Weinstein that he was also resigning as a member of the board of directors. Mr. Weinstein will continue to serve as president, chief operating officer and member of our board of directors until May 18, 2014. Mr. Weinstein has advised us he desires to pursue other activities and tendered his resignation as a result. We are endeavoring to enter into a consulting arrangement with Mr. Weinstein for his continued involvement with us in an alternative role. No arrangement has been finalized as of the date of this report. Mr. Weinstein’s resignations was not of a disagreement with us on any matter relating to our operations, policies or practices. Mr. Weinstein did not sit on any of the committees of the board of directors.

Our board of directors has appointed Mr. Smith, 54, as our president effective May 19, 2014. Mr. Smith has been a member of our board of directors since December 2012 and Director, Commercial Strategy and External Affairs since February 2013.

Under appointment as President of the Company, Mr. Smith will has agreed to enter into a one year employment contract as follows:

•	be paid $180,000 per annum
•	received an initial bonus of $55,000

The foregoing contract can be terminated with 30 days’ notice. Mr. Smith presently is paid $120,000 per annum in his capacity as Director, Commercial Strategy and External Affairs. Mr. Smith has been granted the option to acquire 1,500,000 shares of common stock of the Company at a price of $0.03 per share for a term of five years. The option vests when Mr. Smith effectively becomes the President of the Company. From September 2010 to January 2013, Mr. Smith was the Managing Director of the Healthcare Division at NSI (National Strategies Inc.), a Washington DC company providing consulting advice on government relations strategies, corporate affairs strategies, aligning business and government affairs goals, and management strategies to maximize government relations support for U.S. commercial businesses. From November 2009 to August 2010, Mr. Smith was a consultant and an advisor to the Charlie Baker Campaign for Governor for the state of Massachusetts. From January 2003 to October 2009, Mr. Smith was the Vice President, US Public Affairs and Policy, at Pfizer, Inc. in New York City where he developed US policy based commercial strategies with the Pfizer business unit leaders. Mr. Smith holds a Bachelor of Arts in history from Georgetown University, a Master of Arts in political philosophy from Catholic University of America and is a Ph.D. Candidate in Political Philosophy from Catholic University of America.

The Company’s Board of Directors effective May 19, 2014 will be Mr. William S. Smith, Mr. Sidney S. Chan, Mr. Kenneth James Robulak and Dr. Alfonso Salas.

ITEM 7.01         REGULATION FD DISCLOSURE.

On April 18, 2014, we announced William S. Smith has been appointed President of the Company, effective May 19, 2014.  Mr. Lawrence Weinstein who served as President & COO of ALR Technologies since 2010 expressed a wish to pursue other activities and will remain as a consultant.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document Description

99.1	Press Release – April 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of April, 2014.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors